EXHIBIT 4.1
IMPORTANT NOTICE
     THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.
REVOLVING PROMISSORY NOTE

$4,000,000	Vienna, Virginia June 17, 2005
     FOR VALUE RECEIVED, the undersigned, VISUAL NETWORKS, INC., a Delaware corporation, VISUAL NETWORKS INTERNATIONAL OPERATIONS, INC., a Delaware corporation, VISUAL NETWORKS OPERATIONS, INC., a Delaware corporation, AVESTA TECHNOLOGIES, LLC, a Delaware limited liability company and NET2NET, LLC, a Delaware limited liability company (each a “Borrower” and collectively, the “Borrowers”) jointly and severally promise to pay to the order of SILICON VALLEY BANK, a California-chartered bank doing business in Virginia as “Silicon Valley East” (“Bank”), at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of all advances (“Advances”) made by Bank to Borrowers in accordance with the terms and conditions of the Loan and Security Agreement among Borrowers and Bank of even date herewith, (as amended from time to time, the “Loan Agreement”), up to a maximum principal amount of Four Million Dollars ($4,000,000) (“Principal Sum”), or so much thereof as may be advanced or readvanced and remains unpaid. The unpaid Principal Sum, together with interest thereon at the rate or rates provided in the Loan Agreement, shall be payable as set forth in the Loan Agreement.
     The fact that the balance hereunder may be reduced to zero from time to time pursuant to the Loan Agreement will not affect the continuing validity of this Note or the Loan Agreement, and the balance may be increased up to the Principal Sum after any such reduction to zero.
     Each Borrower further agrees that, if any payment made by any Borrower or any other person is applied to this Note and is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any property hereafter securing this Note is required to be returned by the Bank to any Borrower, its estate, trustee, receiver or any other party, including, without limitation, such Borrower, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, such Borrower’s liability hereunder (and any lien, security interest or other collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto any such lien, security interest or other collateral hereafter securing such Borrower’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, this Note (and such lien, security interest or other collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Borrower in respect of the amount of such payment (or any lien, security interest or other collateral securing such obligation).
     This Note is the “Revolving Promissory Note” described in the Loan Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the loans and advances evidenced hereby are made. This Note is secured as provided in the Loan Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.
     Borrowers irrevocably waive the right to direct the application of any and all payments at any time hereafter received by Bank from or on behalf of Borrowers and Borrowers irrevocably agree that Bank shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrowers as Bank may deem advisable. In the absence of a specific determination by Bank with respect thereto, all payments shall be applied in the following order: (a) then due and payable fees and expenses; (b) then due and payable interest payments and mandatory prepayments; and (c) then due and payable principal payments and optional prepayments.
     Bank is hereby authorized by Borrowers to endorse on Bank’s books and records each Advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any error in notation) shall not affect the obligations of Borrowers with respect to Advances made hereunder, and payments of principal by Borrowers shall be credited to Borrowers notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.
     The occurrence of any one or more of the following events shall constitute an event of default (individually, an “Event of Default” and collectively, the “Events of Default”) under the terms of this Note:
          (a) The failure of Borrowers to pay to Bank when due any and all amounts payable by Borrowers to Bank under the terms of this Note; or
          (b) The occurrence of an Event of Default (as defined therein) under the terms and conditions of any of the other Loan Documents.
     Upon the occurrence of an Event of Default, at the option of Bank, all amounts payable by Borrowers to Bank under the terms of this Note shall immediately become due and payable by Borrowers to Bank without notice to Borrowers or any other person, and Bank shall have all of the rights, powers, and remedies available under the terms of this Note, any of the other Loan

Documents and all applicable laws. Borrowers and all endorsers, guarantors, and other parties who may now or in the future be primarily or secondarily liable for the payment of the indebtedness evidenced by this Note hereby severally waive presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of Borrowers, guarantors and endorsers.
     In the event this Note is not paid when due or any installment due hereunder is not paid within fifteen (15) days of the date when due, whether by maturity or acceleration, Borrower hereby appoints and designates Mary Zinsner, Esq., Borrower’s duly constituted attorney-in-fact to confess judgment pursuant to the provisions of Section 8.01-432 of the Code of Virginia of 1950, as amended, against Borrower for all principal of and interest due and payable under this Note upon the occurrence of an Event of Default, together with attorneys’ fees and collection fees as provided herein (to the extent permitted by law), which judgment shall be confessed in the Clerk’s Office of the Circuit Court of Fairfax County, Virginia. Upon request of Bank, Borrower will execute an amendment or other agreement substituting attorneys-in-fact appointed to act for Borrower hereunder.
     Borrowers jointly and severally promise to pay all costs and expense of collection of this Note and to pay all reasonable attorneys’ fees incurred in such collection, whether or not there is a suit or action, or in any suit or action to collect this Note or in any appeal thereof. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.
     This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrowers with respect to all obligations hereunder.
     Borrowers acknowledge and agree that this Note shall be governed by the laws of the Commonwealth of Virginia, excluding conflicts of laws principles, even though for the convenience and at the request of Borrowers, this Note may be executed elsewhere.
     EACH BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF VIRGINIA IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF VIRGINIA, EACH BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA. EACH BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY

CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
     The JOINT AND SEVERAL obligations of each Borrower under this Note shall be absolute, irrevocable and unconditional and shall remain in full force and effect until the outstanding principal of and interest on this Note and all other Obligations or amounts due hereunder and under the Loan Agreement and the Loan Documents shall have been indefeasibly paid in full in cash in accordance with the terms thereof.
[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, Borrowers have caused this Note to be executed under seal by their duly authorized officers or members, as the case may be, as of the date first written above.

WITNESS/ATTEST:	VISUAL NETWORKS, INC.

/s/ Sean Hunt	By:	/s/ Lawrence Barker	(SEAL)

Name: Lawrence Barker Title: President

WITNESS/ATTEST:	VISUAL NETWORKS INTERNATIONAL OPERATIONS, INC.

/s/ Sean Hunt	By:	/s/ Lawrence Barker	(SEAL)

Name: Lawrence Barker Title: President

WITNESS/ATTEST:	VISUAL NETWORKS OPERATIONS, INC.

/s/ Sean Hunt	By:	/s/ Lawrence Barker	(SEAL)

Name: Lawrence Barker Title: President

WITNESS/ATTEST:	AVESTA TECHNOLOGIES, LLC

/s/ Sean Hunt	By:	/s/ Lawrence Barker	(SEAL)

Name: Lawrence Barker Title: President

WITNESS/ATTEST:	NET2NET, LLC By: VISUAL NETWORKS, INC.

/s/ Sean Hunt	By:	/s/ Lawrence Barker	(SEAL)

Name: Lawrence Barker Title: President

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